Exhibit (j)(3)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 78 to Registration Statement No. 811-2354 of BlackRock Liquidity Funds, on Form N-1A which includes TempCash, TempFund, FedFund, MuniCash, MuniFund, California Money Fund and New York Money Fund, on Form N-1A to the references to us under the headings “Financial Highlights” in the Prospectuses and “Auditors” in the Statement of Additional Information, all of which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Philadelphia, Pennsylvania

March 8, 2004